SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                         Date of Report: May 29, 2008

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition  or Disposition of Assets

     On April 14, 2008 the Registrant entered an agreement to sell its ownership interest in Gran Reserve Corporation ("GRC") to GRC Group Inc., a Florida corporation (the "Purchaser") and such transaction closed May 29, 2008. Said GRC Group Inc. is an entity the ownership interest therein being of a group of management and supervisory personnel associated with the GRC Cigar operation but who otherwise have no official capacity with the Registrant. The purchase price is $400,000 of which $350,000 thereof is being financed by the Registrant on a promissory note basis with a term of five years and at an annual interest rate of 5%, and by such agreement the Registrant is allowed repayment thereon to be collateralized and secured by a lien on the stock ownership and assets of GRC as transferred. Until paid in full the current lien on such assets of GRC held by the Registrant's present business lender, which outstanding loans were also part collaterialized by the assets of GRC as a subsidiary of the Registrant, will also by agreement between Registrant and said Purchaser remain attached to these assets with the sale transaction conditioned on release thereof once the purchase price has been paid in full. With such condition the sale transfer has also been approved by the referenced Registrant business lender. Copies of the subject Stock Purchase Agreement and Secured Promissory Note and acknowledgement of continued present lender lien status are included herewith as exhibits to which referral is made for further reference. The Registrant did not consider the present state of its cigar operations conducted through GRC to be a significant asset. GRC assets and operations accounted at the time of sale for less than 2% of the Registrant's consolidated revenues and of its total assets, and this fact together with the diminished capacity of the GRC cigar operations in the overall business plan for the Registrant and cost savings opportunity for the Registrant of GRC operating independent of the Registrant, as well as regulatory burdens perceived by Registrant as increasing in the future for the Registrant if the cigar operations were to be retained, formed a basis for the Registrant to accept the opportunity available for the sale of this segment of the Registrant's operations.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  May 29, 2008